UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/28/2010

NATURAL ALTERNATIVES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-15701

Delaware	84-1007839
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1185 Linda Vista Drive, San Marcos, CA 92078
(Address of principal executive offices, including zip code)

760-744-7340
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of June 28, 2010, the Amended and Restated Employment Agreement by and between Natural Alternatives International, Inc., a Delaware corporation ("NAI"), and Mark A. LeDoux, NAI's Chief Executive Officer, was amended to reflect an increase in Mr. LeDoux's annual base salary. Effective June 28, 2010, Mr. LeDoux's annual base salary is $300,000.

Also effective June 28, 2010, the Employment Agreement by and between NAI and Kenneth E. Wolf, NAI's Chief Financial Officer and Secretary, was amended to reflect Mr. Wolf's appointment as Chief Operating Officer of NAI and an increase in Mr. Wolf's annual base salary. Effective June 28, 2010, Mr. Wolf's annual base salary is $295,000. In addition to serving as Chief Operating Officer, Mr. Wolf will continue to serve as NAI's Chief Financial Officer and Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL ALTERNATIVES INTERNATIONAL, INC.

Date: June 28, 2010	By:	/s/ Ken Wolf
Ken Wolf
Chief Financial Officer